UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2015

AMN HEALTHCARE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-16753	06-1500476
(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 871-8519

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 17, 2015, AMN Healthcare, Inc. (“AMN”), a Nevada corporation and a wholly owned subsidiary of AMN Healthcare Services, Inc. (“AHS”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Josem Holding, Inc. (the “Company”), a Kansas corporation and the sole owner and holding company of B.E. Smith, Inc., and John D. Smith (the “Seller”), the sole owner of all issued and outstanding shares of capital stock of the Company.

At the closing of the transaction contemplated by the Purchase Agreement (the “Acquisition”), the Company will become a wholly owned subsidiary of AMN and B.E. Smith, Inc. will become an indirect wholly owned subsidiary of AMN. The Company and its subsidiaries are primarily engaged in the business of recruitment and placement of healthcare leadership on both on an interim and permanent basis.

Subject to the terms and conditions of the Purchase Agreement, AMN will acquire all issued and outstanding shares of capital stock of the Company for a purchase price of $160 million in cash, subject to certain adjustments and escrow arrangements. The Acquisition is expected to close as early as January 4, 2016, subject to the satisfaction or waiver of certain customary closing conditions at or prior to closing, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Purchase Agreement may be terminated by AMN or the Seller prior to the consummation of the Acquisition if, subject to customary limitations and conditions, (i) the Acquisition has not been completed by January 31, 2016, (ii) the other party (the Seller or the Company with respect to AMN or AMN with respect to the Seller) is in breach of its representations, warranties or covenants set forth in the Purchase Agreement and such breach would cause the failure to satisfy certain conditions to the closing of the Acquisition, or (iii) the Acquisition is prohibited by a final non-appealable governmental order.

The Purchase Agreement contains customary representations, warranties, covenants and obligations for transactions of this type, some of which are qualified, modified or limited by information contained in confidential disclosure schedules that the parties have prepared and delivered under the Purchase Agreement. The Purchase Agreement also contains indemnification obligations of AMN and the Seller, such that the Seller has agreed to indemnify AMN for any breach of its or the Company’s representations, warranties and covenants made in the Purchase Agreement and AMN has agreed to indemnify the Seller for any breach of its representations, warranties and covenants made in the Purchase Agreement, subject in each case to varying survival periods and applicable negotiated deductibles, caps, claims procedures and other limitations.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, which AHS intends to file with the Securities and Exchange Commission at a later date in accordance with applicable rules and regulations.

Item 8.01.	Other Events.

On November 17, 2015, AMN issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN HEALTHCARE SERVICES, INC.

Date: November 17, 2015	By:	/s/ Susan R. Salka
Susan R. Salka
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 17, 2015.

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